Exhibit 8

Principal Subsidiary Undertakings as at 31st December 2008

Incorporated and operating in	% held	Products and services
Europe Materials

Britain & Northern Ireland
Northstone (NI) Limited (including Farrans, Ready Use Concrete, R.J. Maxwell & Son, Scott)	100	Aggregates, readymixed concrete, mortar, coated macadam, rooftiles, building and civil engineering contracting
Premier Cement Limited	100	Marketing and distribution of cement
T.B.F. Thompson (Properties) Limited	100	Property development

China
Harbin Sanling Cement Company Limited *	100	Cement

Finland
Finnsementti Oy	100	Cement
Rudus Oy	100	Aggregates and readymixed concrete

Ireland
Irish Cement Limited	100	Cement
Premier Periclase Limited	100	High quality seawater magnesia

Roadstone-Wood Group
Clogrennane Lime Limited	100	Burnt and hydrated lime
John A. Wood Limited	100	Aggregates, readymixed concrete, concrete blocks and pipes, asphalt, agricultural and chemical limestone and contract surfacing
Ormonde Brick Limited	100	Clay brick
Roadstone Dublin Limited	100	Aggregates, readymixed concrete, mortar, coated macadam, asphalt, contract surfacing and concrete blocks
Roadstone Provinces Limited	100	Aggregates, readymixed concrete, mortar, coated macadam, asphalt, contract surfacing, concrete blocks and rooftiles

Netherlands
Cementbouw B.V.	100	Cement transport and trading, readymixed concrete and aggregates

Poland
Bosta Beton Sp. z o.o.	90.3	Readymixed concrete
Cementownia Rejowiec S.A.	100	Cement
Drogomex Sp. z o.o.*	99.94	Asphalt and contract surfacing
Faelbud S.A.*	100	Readymixed concrete, concrete products and concrete paving
Grupa Ożarów S.A.	100	Cement
Grupa Prefabet S.A.*	100	Concrete products
Masfalt Sp. z o.o.*	100	Asphalt and contract surfacing
O.K.S.M.	99.92	Aggregates
Polbruk S.A.*	100	Readymixed concrete and concrete paving
ZPW Trzuskawica S.A.	99.98	Production of lime and lime products

Spain
Beton Catalan S.A.	100	Readymixed concrete
Cabi S.A.	99.99	Cementitious materials
Cantera de Aridos Puig Broca S.A.	99.81	Aggregates
Explotacion de Aridos Calizos S.A.	100	Aggregates
Formigo i Bigues S.A.	99.81	Aggregates
Formigons Girona S.A.	100	Readymixed concrete and precast concrete products
Suberolita S.A.	100	Readymixed concrete and precast concrete products
Tamuz S.A.	100	Aggregates

Switzerland
JURA-Holding	100	Cement, aggregates and readymixed concrete

Ukraine
Podilsky Cement	98.89	Cement

Europe Products & Distribution

Austria

Distribution
Quester Baustoffhandel GmbH	100	Builders merchants

Belgium

Concrete Products
Douterloigne N.V.	100	Concrete floor elements, pavers and blocks
Ergon N.V.	100	Precast concrete structural elements
Klaps N.V.	100	Concrete paving, sewerage and water treatment
Marlux Klaps N.V.	100	Decorative concrete paving
MBI Beton B.V.	100	Architectural products
Oeterbeton N.V.	100	Precast concrete
Olivier Betonfabriek N.V.	100	Architectural products
Prefaco N.V.	100	Precast concrete structural elements
Remacle S.A.	100	Precast concrete products
Schelfhout N.V.	100	Precast concrete wall elements

Clay Products
J. De Saegher Steenhandel en Bouwspecialiteiten N.V.	100	Clay brick factors

Building Products
Plakabeton N.V.	100	Construction accessories
Portal S.A.	100	Glass roof structures

Distribution
Van Neerbos Bouwmarkten N.V.	100	DIY stores

Incorporated and operating in	% held	Products and services
Britain & Northern Ireland

Concrete Products
Forticrete Limited	100	Concrete masonry products and rooftiles
Supreme Concrete Limited	100	Concrete fencing, lintels and floorbeams

Clay Products
Ibstock Brick Limited	100	Clay brick manufacturer
Manchester Brick and Precast Limited	100	Brick-clad precast components

Building Products
Airvent Systems (Services) Limited	100	Smoke ventilation systems and services
Ancon Limited	100	Construction accessories
Broughton Controls Limited	100	Access control systems
Cox Building Products Limited	100	Domelights, ventilation systems and continuous rooflights
CRH Fencing Limited	100	Security fencing
EcoTherm Insulation (UK) Limited	100	PUR/PIR insulation
FCA Wholesalers Limited *	100	Construction accessories
Geoquip Limited	100	Perimeter intrusion detection systems
Springvale EPS Limited	100	EPS insulation and packaging
TangoRail Limited	100	Non-welded railing systems
West Midland Fencing Limited	100	Security fencing

Czech Republic

Building Products
DIS Tech s.r.o.	100	Construction accessories
Halfen-Deha s.r.o.	100	Construction accessories

Denmark

Concrete Products
Betonelement A/S	100	Precast concrete structural elements
Betongruppen RBR A/S	100	Paving manufacturer
Dalton Betonelementer A/S	100	Structural products
Expan A/S	100	Structural products

Building Products
ThermiSol Denmark A/S	100	EPS insulation

Estonia

Building Products
ThermiSol OU	100	EPS insulation

Finland

Building Products
ThermiSol Oy	100	EPS insulation

France

Concrete Products
Béton Moulé Industriel S.A.	99.95	Precast concrete products
Chapron Leroy S.A.S.	100	Utility products
Cinor S.A.S.	100	Structural products
Stradal S.A.S.	100	Landscape, utility and infrastructural concrete products

Building Products
Ste Heda S.A.	100	Security fencing
Heras Clôture S.A.R.L.*	100	Temporary fencing
Laubeuf S.A.S.	100	Glass roof structures
Plakabeton France S.A.	100	Construction accessories

Distribution
CRH Ile de France Distribution S.A.S.	100	Builders merchants

Germany

Concrete Products
EHL AG	100	Concrete paving and landscape walling products
Rhebau Rheinische Beton und Bauindustrie GmbH & Co. KG	100	Water treatment and sewerage products

Clay Products
AKA Ziegelgruppe GmbH *	100	Clay brick, pavers and rooftiles

Building Products
Adronit GmbH	100	Security fencing and access control
EcoTherm GmbH	100	PUR/PIR insulation
Gefinex Gesellschaft für Innovative Extrusionprodukte GmbH	100	XPE insulation
Greschalux GmbH	100	Domelights and ventilation systems
Hammerl GmbH & Co. KG	100	Construction accessories
Halfen GmbH	100	Metal construction accessories
Heras SKS GmbH	100	Security fencing
Jet Brakel Aero GmbH	100	Rooflights, glass roof structures and ventilation systems
JET-Tageslicht & RWA GmbH	100	Domelights, ventilation systems and continuous rooflights
Magnetic Autocontrol GmbH	100	Vehicle and pedestrian access control systems
Syncotec GmbH	100	Construction accessories
Unidek Deutschland GmbH	100	EPS insulation

Distribution
Paulsen & Bräuninger GmbH	100	Sanitary ware, heating and plumbing

Hungary

Concrete Products
Ferrobeton Zrt	100	Precast concrete structural elements

Principal Subsidiary Undertakings continued

Incorporated and operating in	% held	Products and services
Europe Products & Distribution continued

Ireland

Concrete Products
Concrete Stair Systems Limited	100	Precast concrete products

Building Products
Aerobord Limited	100	EPS insulation and packaging
Construction Accessories Limited *	100	Metal and plastic construction accessories

Italy

Concrete Products
Record S.P.A.	100	Concrete landscaping

Building Products
Plastybeton S.R.L.	100	Construction accessories

Netherlands

Concrete Products
Alvon Bouwsystemen B.V.	100	Precast concrete structural elements
Calduran Kalkzandsteen B.V.	100	Sand-lime bricks and building elements
Dycore B.V.	100	Concrete flooring elements
Jonker Beton B.V.	100	Concrete paving products
Heembeton B.V.	100	Precast concrete structural elements
Struyk Verwo Groep B.V.	100	Concrete paving products

Clay Products
Kleiwarenfabriek Buggenum B.V.	100	Clay brick manufacturer
Kleiwarenfabriek De Bylandt B.V.	100	Clay paver manufacturer
Kleiwarenfabriek De Waalwaard B.V.	100	Clay brick manufacturer
Kleiwarenfabriek Façade Beek B.V.	100	Clay brick manufacturer
Kleiwarenfabriek Joosten Kessel B.V.	100	Clay brick manufacturer
Kleiwarenfabriek Joosten Wessem B.V.	100	Clay brick manufacturer
Kooy Bilthoven B.V.	100	Clay brick factors
Steenfabriek Nuth B.V.	100	Clay brick manufacturer

Building Products
Arfman Hekwerk B.V.*	100	Producer and installer of fauna and railway fencing solutions
Aluminium Verkoop Zuid B.V.	100	Roller shutter and awning systems
BIK Bouwprodukten B.V.	100	Domelights and continuous rooflights
Brakel/Atmos B.V.	100	Glass roof structures, continuous rooflights and ventilation systems
EcoTherm B.V.	100	PUR/PIR insulation
Heras Nederland B.V.	100	Security fencing and perimeter protection
Mavotrans B.V.	100	Construction accessories
Unidek Group B.V.	100	EPS insulation
Unipol Holland B.V.	100	EPS granulates
Vaculux B.V.	100	Domelights

Distribution
CRH Bouwmaten B.V.	100	Cash & Carry building materials
CRH Bouwmaterialenhandel B.V.	100	Builders merchants
CRH Roofing Materials B.V.	100	Roofing materials merchant
N.V.B. Ubbens Bouwstoffen B.V.	100	Builders merchants
Stoel van Klaveren Bouwstoffen B.V.	100	Builders merchants
Syntec B.V.	100	Ironmongery merchants
Van Neerbos Bouwmarkten B.V.	100	DIY stores
Van Neerbos Bouwmaterialen B.V.	100	Builders merchants

Norway

Building Products
Halfen-Frimeda AS	100	Construction accessories

Poland

Concrete Products
Ergon Poland Sp. z o.o.	100	Structural products
Prefabrykaty Sp. z o.o.*	100	Precast concrete products

Clay Products
CERG Sp. z o.o.	67.55	Clay brick manufacturer
Cerpol Kozlowice Sp. z o.o.	99.60	Clay brick manufacturer
CRH Klinkier Sp. z o.o.*	100	Clay brick manufacturer
Gozdnickie Zaklady Ceramiki Budowlanej Sp. z o.o.*	100	Clay brick manufacturer
Krotoszyñskie Przedsiębiorstwo Ceramiki Budowlanej CERABUD S.A.	80.62	Clay blocks, bricks and rooftiles
Patoka Industries Limited Sp. z o.o.*	99.19	Clay brick manufacturer

Building Products
Termo Organika Sp. z o.o.	100	EPS insulation

Romania

Concrete Products
Elpreco SA	100	Architectural products

Slovakia

Concrete Products
Premac Spol. s.r.o.	100	Concrete paving and floor elements

Incorporated and operating in	% held	Products and services
Spain

Building Products
Plakabeton S.L.U.	100	Construction accessories

Distribution
JELF BricoHouse S.L.	60	Builders merchants

Sweden

Building Products
ThermiSol AB	100	EPS insulation
TUVAN-stängsel AB	100	Security fencing

Switzerland

Concrete Products
Element AG	100	Prefabricated structural concrete elements

Building Products
U.C. Aschwanden Holding AG *	100	Construction accessories

Distribution
BR Bauhandel AG (trading as BauBedarf, Richner, Sanmat and Sabez)	100	Builders merchants and sanitary ware and ceramic tiles
CRH Gétaz Holding AG (trading as Gétaz Romang and Miauton)	100	Builders merchants
Regusci S.A. (trading as Regusci and Reco)	100	Builders merchants

Americas Materials

United States
APAC, Inc.	100	Aggregates, asphalt and related construction activities
APAC Mid-South, Inc.	100	Aggregates, asphalt and related construction activities
Callanan Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Conrad Yelvington Distributors, Inc.	100	Aggregates distribution
CPM Development Corporation	100	Aggregates, asphalt, readymixed concrete, prestressed concrete and related construction activities
Dolomite Products Company, Inc.	100	Aggregates, asphalt and readymixed concrete
Eugene Sand Construction, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Evans Construction Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
Hills Materials Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
Michigan Paving and Materials Company	100	Aggregates, asphalt and related construction activities
Mountain Enterprises, Inc.	100	Aggregates, asphalt and related construction activities
OMG Midwest, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Oldcastle Materials, Inc.	100	Holding company
Oldcastle SW Group, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Pennsy Supply, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Pike Industries, Inc.	100	Aggregates, asphalt and related construction activities
P.J. Keating Company	100	Aggregates, asphalt and related construction activities
Preferred Materials, Inc.	100	Readymixed concrete
Staker & Parson Companies	100	Aggregates, asphalt, readymixed concrete and related construction activities
The Shelly Company	100	Aggregates, asphalt and related construction activities
Tilcon Connecticut, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Tilcon New York, Inc.	100	Aggregates, asphalt and related construction activities
West Virginia Paving, Inc.	100	Aggregates, asphalt and related construction activities

Principal Subsidiary Undertakings continued

Incorporated and operating in	% held	Products and services
Americas Products & Distribution

Argentina
CRH Sudamericana S.A.	100	Holding company
Canteras Cerro Negro S.A.	99.98	Clay rooftiles, wall tiles and floor tiles
Cormela S.A.	100	Clay blocks
Superglass S.A.	100	Fabricated and tempered glass products

Canada

Architectural Products Group
Oldcastle Building Products Canada, Inc. (trading as Décor Precast, Groupe Permacon, Oldcastle Glass and Synertech Moulded Products)	100	Masonry, paving and retaining walls, utility boxes and trenches and custom fabricated and tempered glass products

Glass Group
Oldcastle Glass Engineered Products Canada, Inc.	100	Architectural-rated operable windows and curtain wall
Xemax International, Inc. (trading as Antamex International)	100	Architectural curtain wall

Chile
Vidrios Dell Orto, S.A.	99.9	Fabricated and tempered glass products
Comercial Duomo Limitada	81	Wholesaler and retailer of specialised building products

United States
CRH America, Inc.	100	Holding company
Oldcastle, Inc.	100	Holding company
Oldcastle Building Products, Inc.	100	Holding company

Architectural Products Group
Big River Industries, Inc.	100	Lightweight aggregate and fly-ash
Bonsal American, Inc.	100	Pre-mixed products and specialty stone products
Oldcastle Surfaces, Inc.	100	Custom fabrication and installation of countertops
Glen-Gery Corporation	100	Clay brick
Northfield Block Company (trading as Bend Industries)	100	Specialty masonry, hardscape and patio products
Oldcastle Architectural, Inc.	100	Holding company
Oldcastle APG Midwest, Inc. (trading as 4D Schusters and Miller Material Co.),	100	Specialty masonry, hardscape and patio products
Oldcastle APG Northeast, Inc. (trading as Anchor Concrete Products, Arthur Whitcomb, Betco Supreme, Domine Builders Supply, Foster-Southeastern, Trenwyth Industries)	100	Specialty masonry, hardscape and patio products
Oldcastle APG South, Inc. (trading as Adams Products, Georgia Masonry Supply)	100	Specialty masonry, hardscape and patio products
Oldcastle APG Texas, Inc. (trading as Custom-Crete, Custom Stone Supply, Jewell Concrete Products)	100	Specialty masonry and stone products, hardscape and patio products
Oldcastle APG West, Inc. (trading as Amcor Masonry Products, Central Pre-Mix Concrete Products, Sierra Building Products, Superlite Block)	100	Specialty masonry, hardscape and patio products
Oldcastle Lawn & Garden, Inc.	100	Patio products, bagged stone, mulch and stone
Oldcastle Coastal, Inc.	100	Patio products
Oldcastle Westile, Inc.	100	Concrete rooftile and pavers

Distribution Group
Allied Building Products Corp.	100	Distribution of roofing, siding and related products, wallboard, metal studs, acoustical tile and grid
A.L.L. Roofing & Building Materials Corp.	100	Distribution of roofing and related products
AMS Holdings, Inc.	100	Distribution of drywall, acoustical ceiling systems, metal studs and commercial door solutions
Arzee Acquisition Corp. (trading as Arzee Supply)	100	Distribution of siding, roofing and related products
Mahalo Acquisition Corp. (trading as G. W. Killebrew)	100	Holding company
Oldcastle Distribution, Inc.	100	Holding company

Glass Group
Antamex (US), Inc.	100	Architectural curtain walls
Oldcastle Glass, Inc.	100	Custom-fabricated architectural glass
Oldcastle Glass Engineered Products, Inc.	100	Engineered aluminium glazing systems and integrated building envelope solutions

Construction Accessories, Fencing and WWR
Merchants Metals Holding Company	100	Holding company
MMI Products, Inc. (trading as Merchants Metals, Meadow Burke and ADC Manufacturing)	100	Fabrication and distribution of metal products including fencing, welded wire reinforcement and concrete accessories; distribution of plastic, lumber and other metal products
Ivy Steel & Wire, Inc.	100	Welded wire reinforcement manufacturer
MMI StrandCo, LLC	100	PC strand

Precast Group
Oldcastle Precast, Inc.	100	Precast concrete products, concrete pipe, prestressed plank and structural elements
Inland Concrete Enterprises, Inc.	100	Precast concrete products and drainage products

Principal Joint Venture Undertakings as at 31st December 2008

Incorporated and operating in	% held	Products and services
Europe Materials

India
My Home Industries Limited *	50	Cement

Ireland
Kemek Limited *	50	Commercial explosives

Portugal
Secil-Companhia Geral de Cal e Cimento, S.A.*	48.99	Cement, aggregates, concrete products, mortar and readymixed concrete

Turkey
Denizli Çimento Sanayii T.A.Ş.	50	Cement and readymixed concrete

Europe Products & Distribution

Belgium

Building Products
Jackon Insulation N.V.	49	XPS insulation

Germany

Building Products
Jackon Insulation GmbH *	49.20	XPS insulation

Distribution
Bauking AG *	47.82	Builders merchants, DIY stores

France

Distribution
Doras S.A. *	57.85	Builders merchants

Ireland

Building Products
Williaam Cox Ireland Limited	50	Glass construction, continuous rooflights and ventilation systems

Netherlands

Distribution
Bouwmaterialenhandel de Schelde B.V.	50	DIY stores

Portugal

Distribution
Modelo Distribuição de Materials de Construção S.A. *	50	Cash & Carry building materials

Americas Materials

United States
American Cement Company, LLC *	50	Cement
Bizzack Construction LLC *	50	Construction
Boxley Aggregates of West Virginia, LLC *	50	Aggregates
Cadillac Asphalt, LLC *	50	Asphalt

Principal Associated Undertakings as at 31st December 2008

Incorporated and operating in	% held	Products and services
Europe Materials

Israel
Mashav Initiating and Development Limited	25	Cement

Spain
Corporación Uniland S.A. *	26.3	Cement, aggregates, readymixed concrete and mortar

Europe Products & Distribution

France

Distribution
Groupe SAMSE S.A. *	21.66	Builders merchants and DIY stores
Melin Trialis S.A.S. *	34.81	Builders merchants

Americas Materials

United States
Buckeye Ready Mix, LLC *	45	Readymixed concrete

*	Audited by firms other than Ernst & Young

Pursuant to Section 16 of the Companies Act, 1986, a full list of subsidiary, joint venture and associated undertakings will be annexed to the Company’s Annual Return to be filed in the Companies Registration Office in the Republic of Ireland.